                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

1.Macatawa Bank -- 100% owned

  Incorporated as a Michigan banking corporation

  51 East Main Street
  Zeeland, Michigan 49464

2.Macatawa Bank Mortgage Company -- 100% owned by Macatawa Bank

  Incorporated as a Michigan corporation

  348 South Waverly Road
  Holland, Michigan 49423